Exhibit 5.1
August 5, 2011
Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
          Re:     Registration Statement on Form S-3 Filed by Molycorp, Inc.
Ladies and Gentlemen:
     We have acted as counsel for Molycorp, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale from time to time, on a delayed or continuous basis, by certain stockholders of the Company (the “Selling Stockholders”) of the Company’s common stock, par value $0.001 per share (the “Selling Stockholder Shares”), as contemplated by the Company’s registration statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Selling Stockholder Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Selling Stockholder Shares have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.
     As to facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Stockholders.
     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day